SECURED PROMISSORY NOTE

$2,500,000                        June 30, 1997                   Houston, Texas

         As hereinafter stipulated, for value received, without grace, the undersigned ("Borrower"), promises to pay to the order of EIF Holdings, Inc., a Hawaii corporation ("Lender"), at 616 FM 1960 West, Suite 630, Houston, Texas 77090, or at such address as Lender may designate in writing, (the term "Lender" shall herein in every instance refer to any owner or holder of this Note), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), plus simple interest at the rate of ten percent (10%) per annum on the principal amount of the Note actually advanced prior to maturity as hereinafter set forth. The principal indebtedness and accrued interest thereon shall bear interest after maturity (whether by acceleration or otherwise) at the maximum nonusurious rate provided by applicable law.

         This Note shall be payable as follows:

                  The entire balance of principal and accrued interest shall be due and payable in one (1) installment on June 30, 1998.

         This Note is secured by all security agreements, pledge agreements, financing statements and other security documents (collectively, the "Security Documents") now or hereafter executed and delivered by Borrower to Lender or other holder of this note.

         If default be made in the payment, in whole or in part, of any sum due hereunder, or if default be made under the terms and provisions of the Security Documents securing this Note, the holder hereof shall have the right and option to declare the unpaid balance of principal and accrued interest on this Note at once due and payable without notice or demand and to foreclose all pledges and liens securing payment of same. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

         Borrower hereby agrees to pay all expenses incurred, plus and including reasonable attorney's fees in an amount of not less than ten percent (10%) of the amount of the principal and interest then unpaid, all of which shall become a part of the principal hereof if this Note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or other legal or judicial procedure, whether through formal probate court, bankruptcy court or any informal proceedings related thereto.

         Whether or not the maturity of this Note is accelerated, for any reason, before the due date stated, interest (however denominated) shall never include more than the maximum amount permitted by law. In the event it should be held that the interest payable under this Note, or otherwise, is in excess of the maximum amount permitted by law and any excess of said maximum amount permitted by law shall be automatically null and void and shall be credited to the principal amount of this Note, if any remains unpaid; otherwise, it shall be refunded to Borrower if theretofore paid.


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         Borrower,  all makers,  assignors,  sureties,  endorsers and guarantors hereof severally waive presentment for payment, protest, dishonor, notice of protest, notice of intent to accelerate, and notice of acceleration of maturity in the event of non-payment of this Note, and all defenses on the ground of any extension of the time of this payment that may be given by the holder to them, or any of them. Borrowers, if more than one, agree that the indebtedness evidenced by this Note shall be and is the joint and several obligation of each Borrower.

         All questions of law and fact shall be governed by the laws of the State of Texas.

         In addition to the monthly installments hereinabove provided for, Borrower shall have the right and option to pay all or any part of the unpaid principal balance, plus accrued interest an any time before maturity, without penalty; provided, however, no partial prepayment of principal shall have the effect of delaying or deferring payment of the next succeeding installment on this Note on the regularly scheduled due date thereon, and any such partial prepayment of principal shall be applied to satisfaction, or partial satisfaction, of the principal installment then last due on this Note.

                                            BORROWER:

                                            REGAL OAK PROPERTIES, INC.

                                            Authorized Agent:

                                            /s/Tyrell Garth
                                            -----------------------------------


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